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                                                                    EXHIBIT 99.2

March 31, 2003

Via EDGAR
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Consolidated Water Co. Ltd.

Ladies and Gentlemen:

In connection with the Annual Report of Consolidated Water Co. Ltd. (the "Company") on Form 10-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission (the "SEC") on the date hereof (the "Report"), I, Frederick W. McTaggart, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

This certification is being furnished to the SEC solely pursuant to ss.906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document.

                                             Very truly yours,



                                             /s/ FREDERICK W. MCTAGGART
                                             --------------------------
                                             Frederick W. McTaggart
                                             Chief Financial Officer